FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT is made and entered into effective as of this 26th day of September, 2014 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Bank"), and BAIRD FUNDS, INC. (the “Corporation”), a Wisconsin corporation, not individually but solely on behalf of its respective Funds as set forth on Exhibit A to the Loan Agreement, separately and not jointly (each such Fund a “Borrower” and collectively the “Borrowers”), and with its address at 777 East Wisconsin Avenue, 18th Floor, Milwaukee, Wisconsin  53202.

W I T N E S S E T H:

WHEREAS, the Bank and the Borrower entered into a loan agreement originally effective as of May 18, 2012, as amended (the "Loan Agreement"); and

WHEREAS, the parties wish to further amend the Loan Agreement in order to provide for both secured and unsecured Loans hereunder (this amendment herein sometimes called the "Fifth Amendment").

NOW, THEREFORE, the parties agree as follows:

1.  Changes in Loan Facility.

(a)           The following is added to the end of Section 2(a) of the Loan Agreement as to Loans:

Each Loan hereunder shall be designated by the Corporation on behalf of the Borrowing Fund as either Secured or Unsecured.

(b)           A new Section 2(g) shall be deemed added to the Loan Agreement as follows:

(g)         Collateral Security.  Collateral Security for the Bank for Loans hereunder (as provided by the Pledge and Security Agreement and the related Securities Account Control Agreement) shall not apply to Obligations created by Loan Requests (and subsequent disbursement by the Bank of the Loans requested) which designate the Loan as Unsecured; provided, however, that any such Loan so designated shall not diminish the Bank’s rights as to any Right of Set-Off provided in favor of the Bank under Section 8(a) if the Loan Agreement.

 (c)           In connection therewith, each Loan Request as noted in Section 2(c) of the Loan Agreement shall be modified to read as noted in revised Exhibit E attached hereto and made a part hereof (and hereafter deemed to be Exhibit E to the Loan Agreement).

(d)           Section 1 of the Pledge and Security Agreement shall be modified to add the following to the end of the second from last sentence thereof as to Security Interest:

Such Obligations shall not include and no security interest of the Bank shall attach to the Security Account as to Loans made by the Bank to Debtors where the related Loan Request (as defined in the Loan Agreement) provides that the Loan applied for is Unsecured; provided, however, that any such Loan designated as Unsecured shall not diminish the Secured Party’s rights as to any Right of Set-Off provided in favor of Secured Party hereunder or under Section 8(a) of the Loan Agreement.

2.  Effectiveness.  This Fifth Amendment shall be effective upon delivery to the Bank of an original Fifth Amendment, duly executed by the Corporation on behalf of the respective Borrowing Funds.

3.  Representations, Warranties and Covenants.  The Corporation on behalf of itself and the Borrowing Funds further represents and warrants that:

(A)           This Fifth Amendment has been duly executed and delivered by the Corporation on behalf of the Borrowing Funds, is authorized by all requisite action of the Corporation and such Funds and is the legal, valid, binding and enforceable obligation of the Corporation and such Funds; and

(B)           The execution and delivery of this Fifth Amendment by the Corporation on behalf of the Borrowing Funds will not constitute a violation of any applicable law or a breach of any provision contained in the Articles, Bylaws or other governing documents of the Corporation or such Funds, or contained in any order of any court or any other governmental agency or in any agreement, instrument or document to which the Corporation or the Borrowing Funds are a party or by which the Corporation, the Borrowing Funds or any of their assets or properties are bound; and

(C)           Except as previously or agreed to be waived by the Bank in writing, or as noted in Exhibit B attached hereto, there is outstanding no Event of Default or event which with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this Fifth Amendment; and

(D)           Except as modified hereby or as noted in said Exhibit B, all representations, warranties and covenant or as to the Corporation or the Borrowing Funds set forth in the Loan Agreement or any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

4.           Miscellaneous.

(A)           As amended hereby, the Loan Agreement shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement as amended hereby.

(B)           Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

(C)           The Corporation or the Borrowing Funds shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by it or for which it becomes obligated in connection with or arising out of this Fifth Amendment.

(D)           Except as amended hereby, the Loan Agreement and all other Loan Documents shall be deemed confirmed and on-going in accord with their terms.

(E)           This Fifth Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective duly authorized officers effective as of the date noted above.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Shelly L. Allen
Shelly L. Allen
Vice President

BAIRD FUNDS, INC.
Not individually but solely on behalf of its Funds listed On Exhibit A to this Agreement, separately and not jointly

By: /s/ Mary Ellen Stanek
Mary Ellen Stanek
President

U.S. BANK NATIONAL ASSOCIATION
(As Custodian)

By: /s/ Mark J. Dowling
Mark J. Dowling
Vice President

EXHIBIT A

to Fifth Amendment to Loan Agreement

Fund Name	Pledge Account Number
Baird Short-Term Bond Fund	19-0549
Baird Intermediate Bond Fund	19-0546
Baird Aggregate Bond Fund	19-0548
Baird Intermediate Municipal Bond Fund	19-0551
Baird Core Plus Bond Fund	19-0547
Baird MidCap Fund	19-0552
Baird LargeCap Fund	19-0545
Baird SmallCap Value Fund	19-0591
Baird Ultra Short Bond Fund	19-0592

EXHIBIT B

To Fifth Amendment to Loan Agreement

Nothing to disclose

EXHIBIT E
To Loan Agreement

FORM OF LOAN REQUEST

U.S. Bank National Association
425 Walnut Street, M. L. CN-OH-W6TC
Cincinnati, Ohio 45202
Attention:  Shelly L. Allen

Ladies and Gentlemen:

This loan request is delivered to you pursuant to Section 2(c) of that certain Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") originally dated effective as of May 18, 2012, as amended, between U.S. Bank National Association (the "Bank") and BAIRD FUNDS, INC. (the "Corporation”) relating to the ________________ Fund so specified in the Loan Agreement (the "Borrowing Fund").  Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires.

The Corporation hereby [requests] [confirms the verbal request made by the Corporation prior to 2:00 p.m. on the date hereof for] a Loan on this date from the Bank in the aggregate principal amount of $______________, on behalf of the Borrowing Fund as a [Secured] [Unsecured] Loan under the Loan Agreement and all Loan Documents.  The Corporation hereby certifies, represents and warrants that on the date hereof, both before and after giving effect to the requested Loan or any portion thereof:

(a)  The principal amount of the requested Loans will not cause the Maximum Amount or the Borrowing Fund Limit for such Borrowing Fund to be exceeded;

(b)  No Default or Event of Default has occurred and is continuing, nor will the making of such Loan cause a Default or Event of Default to occur (including but not limited to any violation of the Act);

(c)  All representations and warranties of the Corporation relating to itself and the Fund set forth in the Loan Documents are and will be true and correct as though made on the date hereof;

(d)  Since the Effective Date, there has not been any material adverse change in the business or financial condition of the Corporation or the Fund, nor has there been a material adverse change in respect of the validity or enforceability or priority of any Liens granted by or on behalf of the Fund to the Bank under the Loan Documents;

(e)  The proceeds of the Loan requested hereunder will not be used for any purpose that is not permitted under the relevant Fund Statement and Prospectus; and

(f)  Upon receipt by the Bank of this loan request, all conditions set forth in Section 6(b) of the Loan Agreement will have been satisfied.

If this loan request designates the Loan as Secured, the Bank hereby certifies, represents and warrants that on the date hereof, both before and after giving effect to the requested Loan or any portion thereof, the Bank is not at that time an “affiliated person” or an “affiliated person of an affiliated person” of the Corporation or the Borrowing Fund for purposes of the Investment Company Act of 1940, as amended.  Said certification and representation is given only based on the Bank’s best knowledge and belief at the time given and shall not invalidate or alter, unless otherwise prohibited under Applicable Law, the Bank’s related security interest in the Security Account.

IN WITNESS WHEREOF, the Borrowing Fund has caused this loan request to be executed and delivered by its duly Authorized Officer as of this ______ day of ______________, 20___.

BAIRD FUNDS, INC.

By:
Name:
Title:

Purpose of this loan: _______________

IN WITNESS WHEREOF, the Bank has caused this loan request to be executed and delivered by its duly authorized officer as of this ___ day of ______________, 20___.

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: